UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2020

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada			0-18953	87-0448736
(State or Other Jurisdiction			(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon Ave.,	Tulsa,	Oklahoma		74107
(Address of Principal Executive Offices)				(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AAON	NASDAQ

Item 8.01     Other Events.

The Company today announced that Mr. Jerry Levine recently notified AAON, Inc. ("AAON" or the "Company") of his intent to retire and no longer provide investor relations consulting services for the Company, effective November 30, 2020. Mr. Levine has provided investor relations services for the Company for over twenty years and also served on the Company’s Board of Directors from 2008 to 2017.

Mr. Levine's decision to retire is not the result of any disagreement with management related to AAON’s operations, policies or practices.

The Company also announced the hiring of Mr. Joseph Mondillo, as AAON's new Director of Investor Relations, effective November 16, 2020.

Prior to joining AAON, Mr. Mondillo, age 38, had a 16-year career in the financial industry, including over 13-years at the small-cap research provider Sidoti & Co. As a senior analyst at Sidoti & Co., he provided research for a vast array of industrial companies, including AAON. Mr. Mondillo has a high-level understanding of the financial markets, the HVAC industry and AAON. Mr. Mondillo is a CFA charter holder and he graduated from Bentley University with a B.S. degree in Finance.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

99.1	Press release dated November 9, 2020 announcing Jerry Levine retirement and hiring of Joseph Mondillo.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	November 9, 2020	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary